   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 11, 1997

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                              CLAIRE'S STORES, INC.

          -------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                      59-0940416
-------------------------------                    ----------------------
(STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)

                               3 S.W. 129TH AVENUE
                          PEMBROKE PINES, FLORIDA 33027

          -------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                  CLAIRE'S STORES, INC. 1996 STOCK OPTION PLAN

 -------------------------------------------------------------------------------
                            (FULL TITLE OF THE PLAN)

                               -------------------


                                  IRA D. KAPLAN
          SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER
                               3 S.W. 129TH AVENUE
                          PEMBROKE PINES, FLORIDA 33027

              ---------------------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (954) 433-3900

               ---------------------------------------------------
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                             Harold E. Berritt, Esq.
                              Andrew E. Balog, Esq.
                            Greenberg Traurig Hoffman
                          Lipoff Rosen & Quentel, P.A.
                              1221 Brickell Avenue
                              Miami, Florida 33131
                                 (305) 579-0500

                               -------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
       TITLE OF SECURITIES          AMOUNT TO BE       PROPOSED MAXIMUM OFFERING    PROPOSED MAXIMUM AGGREGATE       AMOUNT OF
        TO BE REGISTERED             REGISTERED           PRICE PER SHARE (1)            OFFERING PRICE(1)        REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $.05 PAR VALUE      5,261,639 SHARES              $18.94                      $99,655,443              $29,399

====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sale price of the Common Stock on December 5, 1997.

                                Page 1 of 8 Pages

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                   The following documents filed or to be filed by Claire's Stores, Inc. (the "Registrant") are hereby incorporated herein by reference:

                   (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended February 1, 1997;

                   (b) The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended May 3, 1997, August 2, 1997 and November 1, 1997, respectively;

                   (c)   All other reports filed by the Registrant pursuant to
                         Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the document referred to in (a) above;

                   (d) The Registrant's Proxy Statement dated April 25, 1997 relating to the 1997 Annual Meeting of Stockholders held on June 16, 1997; and

                   (e) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statements contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                   Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                   Not applicable.

                               Page 2 of 8 Pages

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Section 145 of the Delaware General Corporation Law, the Registrant is empowered to indemnify its directors and officers in a variety of circumstances, which may include liabilities under the Securities Act. Article Twelfth of the Registrant's Restated Certificate of Incorporation also provides for mandatory indemnification of the Registrant's directors and officers to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights that such law permitted the Registrant to provide prior to such amendment).

         Article Twelfth of the Registrant's Restated Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of a duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for authorizing the payment of a dividend or approving a stock repurchase in violation of Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which an improper personal benefit is derived. The provision also provides that the personal liability of a director shall be further eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as may hereafter be amended. The provision does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         The Registrant maintains a policy of directors' and officers' liability insurance that insures, subject to certain exclusions, the Registrant's directors and officers against the cost of defense, settlement or payment of a judgment in connection with a proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant.

         At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         EXHIBIT NO.                DESCRIPTION

         4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(a) in the Registrant's Annual Report on Form 10-K for the fiscal year ended February 1, 1992, Commission File No. 1-8899).

         4.2 Amended By-Laws of the Registrant (incorporated by reference to Exhibit 3(b) in the Registrant's Annual Report on Form 10-K for the fiscal year ended January 28, 1995, Commission File No. 1-8899).

                               Page 3 of 8 Pages

         4.3 1996 Stock Option Plan of the Registrant (incorporated by reference to Appendix A in the Registrant's Proxy Statement dated April 25, 1997 relating to the 1997 Annual Meeting of Stockholders held on June 16, 1997, Commission File No. 1-8899).

         5.1               Opinion of Greenberg Traurig Hoffman Lipoff Rosen &
                           Quentel, P.A.

         23.1              Consent of KPMG Peat Marwick LLP

         23.2 Consent of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A. (included in Exhibit 5.1 hereof).

         24.1 Power of Attorney (included in the signature page hereof).

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933, as amended (the "Securities Act);

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                                    PROVIDED, HOWEVER, that paragraphs (a)(1)(i)
                           and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the

                               Page 4 of 8 Pages

                           Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provision or arrangement whereby the Registrant may indemnify any such directors, officers or controlling persons against such liabilities, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               Page 5 of 8 Pages

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pembroke Pines, State of Florida, on the 11th day of December, 1997.

                                    CLAIRE'S STORES, INC.

                                    By: /s/ IRA D. KAPLAN
                                        --------------------------------------
                                        Ira D. Kaplan
                                        Senior Vice President, Chief Financial
                                        Officer and Treasurer


                                POWER OF ATTORNEY

         The Registrant and each person whose signature appears below hereby authorizes Ira D. Kaplan and Harold E. Berritt, and each of them individually (the "Agent"), with full power of substitution and resubstitution, to file one or more amendments (including post-effective amendments) to the Registration Statement which amendments may make such changes in the Registration Statement as such Agent deems appropriate, and the Registrant and each such person hereby appoints each such Agent as attorney-in-fact to execute in the name and on behalf of the Registrant and each such person, individually and in each capacity stated below, any such amendments to the Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

           SIGNATURE                                            TITLE                                DATE
           ---------                                            -----                                ----

/s/ ROWLAND SCHAEFER                              Chairman, President and Chief                 December 11, 1997
----------------------------------------                 Executive Officer
Rowland Schaefer

/s/ IRA D. KAPLAN                                     Senior Vice President,                    December 11, 1997
----------------------------------------       Chief Financial Officer and Treasurer
Ira D. Kaplan                             (Principal Financial and Accounting Officer)

/s/ HAROLD E. BERRITT                                        Director                           December 11, 1997
----------------------------------------
Harold E. Berritt

/s/ FRED D. HIRT                                             Director                           December 11, 1997
----------------------------------------
Fred D. Hirt

/s/ BRUCE G. MILLER                                          Director                           December 11, 1997
----------------------------------------
Bruce G. Miller

/s/ SYLVIA SCHAEFER                                          Director                           December 11, 1997
----------------------------------------
Sylvia Schaefer

/s/ MARLA SCHAEFER                                           Director                           December 11, 1997
----------------------------------------
Marla Schaefer



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